Exhibit 23

Wieseneck, Andres & Company, P.A.
Certified Public Accountants
772 U.S. Highway 1, Suite 100
North Palm Beach, Florida 33408
(561) 626-0400

Thomas B. Andres, C.P.A.*, C.V.A.                                                                                                                                                                                  FAX (561) 626-3453
Paul M. Wieseneck, C.P.A.
*Regulated by the State of Florida

To the Board of Directors and Stockholders
Securit-e-Doc, Inc.
515 North Flagler Drive, #P-400
West Palm Beach, Florida 33401

Gentlemen,

We consent to the use in the Registration Statement of Securit-e-Doc, Inc., Form SB-2, dated June 6, 2002, use of our audited report dated February 5, 2002 for the December 31, 2001 annual financial statements.

/s/ Wieseneck, Andres & Company, P.A.
June 5, 2002
North Palm Beach, Florida